UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2008

                     Morgan Stanley Spectrum Strategic L.P.
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                   0-26280                   13-3782225
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(State or Other Jurisdiction       (Commission                (IRS Employer
     of Incorporation)             File Number)             Identification No.)

c/o Demeter Management Corporation,
522 Fifth Avenue, 13th Floor, New York, NY                        10036
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code: (212) 296-1999


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.
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      Effective March 1, 2008, Demeter Management Corporation, the general partner of the Registrant (the "General Partner"), terminated the Management Agreement, dated as of October 9, 2007, among the Registrant, the General Partner and Cornerstone Quantitative Investment Group, Inc. ("Cornerstone"), a trading advisor of the Registrant, pursuant to which Cornerstone traded a portion of the Registrant's net assets in futures interests contracts. Consequently, Cornerstone ceased all futures interests trading on behalf of the Registrant.

      The General Partner has reallocated the net assets formerly allocated to Cornerstone among the remaining trading advisors of the Registrant.

      There are no penalties that have been incurred by any of the parties as a result of the termination of the Management Agreement.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MORGAN STANLEY SPECTRUM STRATEGIC L.P.

Date:  March 6, 2008                By:   Demeter Management Corporation
                                          as General Partner

                                       /s/ Walter Davis
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                                    Name:  Walter Davis
                                    Title: President